Exhibit 99.01

For Media Inquiries:	For Investor Inquiries:

Jared Tipton Cepheid Corporate Communications Tel: (408) 400 8377 communications@cepheid.com	Jacquie Ross, CFA Cepheid Investor Relations Tel: (408) 400 8329 investor.relations@cepheid.com

Cepheid 904 Caribbean Drive Sunnyvale, CA 94089 Telephone: 408.541.4191 Fax: 408.541.4192

CEPHEID REPORTS 2012 THIRD QUARTER RESULTS

SUNNYVALE, California, October 18, 2012 – Cepheid (Nasdaq: CPHD) today reported revenues for the third quarter of 2012 of $80.5 million, representing growth of 15% from $70.2 million for the third quarter of 2011. Net loss was $21.3 million, or $(0.32) per share, which compares to net income of $1.9 million, or $0.03 per share, in the third quarter of 2011. As anticipated, the third quarter net loss reflected a charge of $15.1 million, or $0.23 per share, associated with a litigation settlement.

Excluding the litigation settlement, employee stock-based compensation and amortization of purchased intangible assets, non-GAAP net income for the third quarter was $0.9 million, or $0.01 per share. This compares to non-GAAP net income of $7.6 million, or $0.11 per share, in the third quarter of 2011.

“Our third quarter revenues were consistent with our preliminary announcement, although the backorder level for clinical reagents was higher than expected at almost $7 million, reflecting increasing test demand,” said John L. Bishop, Cepheid’s Chief Executive Officer. “As previously disclosed, the backorders resulted from intermittent interruption in availability of certain plastic parts used in the production of our Xpert® cartridges, which prevented the fulfillment of all test cartridge orders in the quarter and negatively impacted our financial results.”

Continued Bishop, “In the first few weeks of October, we have already shipped substantially more than the $6.7 million in backorders from the third quarter. We believe that we have a firm handle on the situation and expect it may take us through the first few weeks of November before all products are no longer on allocation, and we can fulfill customer demand with immediate shipments. In the meantime, we are diligently working to minimize any potential customer disruption.”

Operational Overview

•	Total product sales of $78.1 million in the third quarter of 2012 compared to $67.3 million in the third quarter of 2011. By business, product sales were, in millions:

	Three Months Ended September 30,
	2012	2011	Change
Clinical Systems	$13.0	$14.0	-6%
Clinical Reagents	54.5	45.6	19%

Total Clinical	67.5	59.6	13%
Non-Clinical	10.6	7.7	38%

Total Product Sales	$78.1	$67.3	16%

•	By geography, product sales were, in millions:

	Three Months Ended September 30,
	2012	2011	Change
North America
Clinical	$42.7	$43.1	-1%
Non-Clinical	9.2	6.2	48%

Total North America	51.9	49.3	5%
International
Clinical	24.8	16.5	50%
Non-Clinical	1.4	1.5	-7%

Total International	26.2	18.0	46%

Total Product Sales	$78.1	$67.3	16%

•

During the quarter, Cepheid installed a total of 115 GeneXpert® systems in its commercial Clinical business. Additionally, the Company placed a total of 149 GeneXpert systems as part of its High Burden Developing Country (HBDC) program. Including the HBDC systems, a cumulative total of 3,614 GeneXpert systems have been placed worldwide as of September 30, 2012.

•

Impacted by the manufacturing challenges during the third quarter, GAAP gross margin on product sales was 49%, which compares to 56% in the third quarter of 2011, and non-GAAP gross margin on product sales was 51%, which compares to 57% in the third quarter of 2011.

•	Cash and cash equivalents were $103.5 million as of September 30, 2012.

•	DSO was 35 days.

Business Outlook

For the fiscal year ending December 31, 2012, the Company expects:

•	Total revenue to be approximately $333 million;

•	Net loss per share in the range of $(0.42) to $(0.40), which includes a charge of approximately $15 million associated with a litigation settlement; and

•	Non-GAAP net income per share in the range of $0.21 to $0.23.

Expected non-GAAP net income per share excludes the effect of approximately $26 million related to stock-based compensation expense, approximately $15 million related to a litigation settlement, approximately $2.8 million related to the amortization of acquired intangibles, and a $1.8 million tax benefit related to an intercompany intellectual property transaction. The share count for the year is expected to be approximately 66 million on a GAAP basis, and approximately 70 million on a non-GAAP basis.

The following table reconciles net income per share to the non-GAAP net income per share range:

	Guidance Range for Year
	Ending December 31, 2012
	Low	High
Net Loss Per Share	$(0.42)	$(0.40)
Litigation Settlement Expense	0.23	0.23
Stock Compensation Expense	0.39	0.39
Tax Benefit Related to Intercompany IP Transaction	(0.03)	(0.03)
Amortization of Purchased Intangible Assets	0.04	0.04

Non-GAAP Measure of Net Income Per Share	$0.21	$0.23

Accessing Cepheid’s Third Quarter Results’ Conference Call

The Company will host a management presentation at 2:00 p.m. Pacific Time on Thursday, October 18, 2012 to discuss the results. To access the live webcast, please visit Cepheid’s website at http://ir.cepheid.com at least 15 minutes before the scheduled start time to download any necessary audio or plug-in software. A replay of the webcast will be available shortly following the call and will remain available for at least 90 days.

About Cepheid

Based in Sunnyvale, Calif., Cepheid (Nasdaq: CPHD) is a leading molecular diagnostics company that is dedicated to improving healthcare by developing, manufacturing, and marketing accurate yet easy-to-use molecular systems and tests. By automating highly complex and time-consuming manual procedures, the company’s solutions deliver a better way for institutions of any size to perform sophisticated genetic testing for organisms and genetic-based diseases. Through its strong molecular biology capabilities, the company is focusing on those applications where accurate, rapid, and actionable test results are needed most, such as managing infectious diseases and cancer. For more information, visit http://www.cepheid.com.

Use of Non-GAAP Measures

The Company has supplemented its reported GAAP financial information with non-GAAP measures that do not include litigation settlement expenses, stock-based compensation expense, amortization of acquired intangible assets and a tax benefit related to an intercompany intellectual property transaction. The presentation of this additional information is not meant to be considered in isolation or as a substitute for results prepared in accordance with U.S. GAAP. The Company’s management uses the non-GAAP information internally to evaluate its ongoing business, continuing operational performance and cash requirements, and believes these non-GAAP measures are useful to investors as they provide a basis for evaluating the Company’s cash requirements and additional insight into the underlying operating results and the Company’s ongoing performance in the ordinary course of its operations.

These non-GAAP measures may be different from non-GAAP measures used by other companies. In addition, these non-GAAP measures are not based on any comprehensive set of accounting rules or principles. The Company believes that non-GAAP measures have limitations in that they do not reflect all of the amounts associated with its results of operations as determined in accordance with U.S. GAAP and that these measures should only be used to evaluate the Company’s results of operations in conjunction with the corresponding GAAP measures.

As described above, the Company excludes the following items from one or more of its non-GAAP measures when applicable:

Litigation Settlement Expenses. These expenses consist primarily of expenses related to the settlement of our previously outstanding litigation with Abaxis. This allocation was determined in accordance with ASC 450, Accounting for Contingencies (formerly SFAS No. 5), and ASC 605-25 (formerly EITF 00-21) using the concepts of fair value based on the past and estimated future revenue streams related to the products covered by the patents previously under dispute. Specifically, the amount recorded in the income statement as Litigation settlement in the three months ended September 30, 2012 represents the fair value of the royalty paid on past revenue streams and the residual amount after allocating value to the future revenue streams. The Company excluded this item as it believes it is non-recurring in nature, and does not have a direct impact on the operation of the Company’s core business.

Employee Stock-based Compensation Expense. These expenses consist primarily of expenses for employee stock options and employee restricted stock under ASC 718 (formerly SFAS 123(R)). The Company excludes employee stock-based compensation expenses from its non-GAAP measures primarily because they are non-cash expenses that the Company does not believe are reflective of ongoing operating results in the period incurred. Further, as the Company applies ASC 718, it believes that it is useful to investors to understand the impact of the application of ASC 718 on its results of operations.

Amortization of Purchased Intangible Assets. The Company incurs amortization of purchased intangible assets in connection with acquisitions. The Company excludes these items because these expenses are not reflective of ongoing operating results in the period incurred. These amounts arise from the Company’s prior acquisitions and have no direct correlation to the operation of the Company’s business.

Tax Benefit Related to Intercompany Intellectual Property (IP) Transaction. The Company excluded a tax benefit related to an intercompany IP transaction from its results for non-GAAP net loss for the first quarter ended March 31, 2012 and for the nine months ended September 30, 2012. The Company excluded this item as it believes it is non-recurring in nature, and does not have a direct impact on the operation of the Company’s core business.

Forward-Looking Statements

This press release contains forward-looking statements that are not purely historical regarding Cepheid’s or its management’s intentions, beliefs, expectations and strategies for the future, including those relating to projected future revenues, future net income per share and future non-GAAP net income per share, product sales under the High Burden Developing Country (HBDC) program, commercial test and commercial system sales, resolution of manufacturing scale-up issues and backorder level for clinical reagents, and availability of parts supply. Because such statements deal with future events, they are subject to various risks and uncertainties, and actual results could differ materially from the Company’s current expectations. Factors that could cause actual results to differ materially include risks and uncertainties such as those relating to: our ability to secure sufficient cartridge parts and increase manufacturing throughput of our cartridge production; long sales cycles and variability in systems placements and reagent pull-through in the Company’s HBDC program; our success in increasing commercial and HBDC sales and the effectiveness of our sales personnel; the performance and market acceptance of new products; sufficient customer demand and available capital budgets for our customers; our ability to develop new products and complete clinical trials successfully in a timely manner for new products; uncertainties related to the FDA regulatory and European regulatory processes; the level of testing at clinical customer sites, including for Healthcare Associated Infections (HAIs); the Company’s ability to successfully introduce and sell products in clinical markets other than HAIs; the rate of environmental biothreat testing conducted by the USPS, which will affect the amount of consumable products sold to the USPS; other unforeseen supply, development and manufacturing problems; the potential need for additional intellectual property licenses for tests and other products and the terms of such licenses; lengthy sales cycles in certain markets; the Company’s reliance on distributors in some regions to market, sell and support its products; the occurrence of unforeseen expenditures, acquisitions or other transactions; costs associated with litigation, including settlement costs; the impact of competitive products and pricing; the Company’s ability to manage geographically-dispersed operations; and underlying market conditions worldwide. Readers should also refer to the section entitled “Risk Factors” in Cepheid’s Annual Report on Form 10-K, its most recent Quarterly Report on Form 10-Q, and its other reports filed with the Securities and Exchange Commission.

All forward-looking statements and reasons why results might differ included in this release are made as of the date of this press release, based on information currently available to Cepheid, and Cepheid assumes no obligation to update any such forward-looking statement or reasons why results might differ.

FINANCIAL TABLES FOLLOW

CEPHEID

CONDENSED CONSOLIDATED UNAUDITED STATEMENTS OF OPERATIONS

(in thousands, except per share data)

	Three Months Ended September 30,		Nine months Ended September 30,
	2012	2011	2012	2011
Revenues:
System sales	$13,576	$14,748	$41,346	$41,577
Reagent and disposable sales	64,567	52,600	190,544	147,000

Total product sales	78,143	67,348	231,890	188,577
Other revenues	2,329	2,865	6,889	8,884

Total revenues	80,472	70,213	238,779	197,461

Costs and operating expenses:
Cost of product sales	39,789	29,644	110,469	84,208
Collaboration profit sharing	2,438	1,096	5,767	3,281
Research and development	16,154	15,223	54,374	42,712
Sales and marketing	15,993	12,875	45,613	36,201
General and administrative	11,766	9,316	33,828	25,851
Litigation settlement	15,110	—	15,110	—

Total costs and operating expenses	101,250	68,154	265,161	192,253

Income (loss) from operations	(20,778)	2,059	(26,382)	5,208
Other expense, net	89	(38)	(245)	(637)

Income (loss) before income taxes	(20,689)	2,021	(26,627)	4,571
Benefit from (provision for) income taxes	(607)	(99)	940	(295)

Net income (loss)	$(21,296)	$1,922	$(25,687)	$4,276

Basic net income (loss) per share	$(0.32)	$0.03	$(0.39)	$0.07

Diluted net income (loss) per share	$(0.32)	$0.03	$(0.39)	$0.06

Shares used in computing basic net income (loss) per share	66,145	63,507	65,624	62,271

Shares used in computing diluted net income (loss) per share	66,145	67,417	65,624	66,361

CEPHEID

CONDENSED CONSOLIDATED UNAUDITED BALANCE SHEETS

(in thousands)

	September 30, 2012	December 31, 2011
ASSETS
Current assets:
Cash and cash equivalents	$103,520	$115,008
Accounts receivable, net	31,140	35,375
Inventory	68,844	62,239
Prepaid expenses and other current assets	10,504	5,245

Total current assets	214,008	217,867
Property and equipment, net	47,966	35,833
Other non-current assets	776	730
Intangible assets, net	20,200	13,795
Goodwill	26,914	18,445

Total assets	$309,864	$286,670

LIABILITIES AND SHAREHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$34,541	$32,167
Accrued compensation	15,884	17,928
Accrued royalties	7,525	8,357
Accrued and other liabilities	4,516	3,086
Current portion of deferred revenue	9,600	8,176
Current portion of notes payable	178	—

Total current liabilities	72,244	69,714
Long-term portion of deferred revenue	1,685	2,003
Notes payable, less current portion	1,722	—
Other liabilities	4,357	3,120

Total liabilities	80,008	74,837

Shareholders’ equity:
Common stock	350,615	324,211
Additional paid-in capital	110,880	93,144
Accumulated other comprehensive income	(397)	33
Accumulated deficit	(231,242)	(205,555)

Total shareholders’ equity	229,856	211,833

Total liabilities and shareholders’ equity	$309,864	$286,670

CEPHEID

CONDENSED CONSOLIDATED UNAUDITED STATEMENTS OF CASH FLOWS

(in thousands)

	Nine Months Ended September 30,
	2012	2011
Cash flows from operating activities:
Net income (loss)	$(25,687)	$4,276
Adjustments to reconcile net income (loss) to net cash used in operating activities:
Depreciation and amortization of property and equipment	9,867	7,715
Amortization of intangible assets	3,745	5,183
Stock-based compensation related to employees and consulting services rendered	17,932	14,519
Changes in operating assets and liabilities:
Accounts receivable	6,447	(3,513)
Inventory	(4,014)	(15,255)
Prepaid expenses and other current assets	(5,259)	(4,492)
Other non-current assets	(46)	24
Accounts payable and other current liabilities	(2,278)	2,350
Accrued compensation	(2,044)	3,696
Deferred revenue	1,105	(207)

Net cash provided by (used in) operating activities	(232)	14,296
Cash flows from investing activities:
Capital expenditures	(17,079)	(10,821)
Cash paid for intangible asset	(2,140)	(1,000)
Cost of acquisitions, net	(17,462)	(296)

Net cash used in investing activities	(36,681)	(12,117)
Cash flows from financing activities:
Net proceeds from the issuance of common shares and exercise of stock options	26,404	34,777
Proceeds from notes payable	156	—
Principal payment of notes payable	(39)	(5,605)

Net cash provided by financing activities	26,521	29,172
Effect of exchange rate change on cash	(1,096)	(80)

Net increase (decrease) in cash and cash equivalents	(11,488)	31,271
Cash and cash equivalents at beginning of period	115,008	79,538

Cash and cash equivalents at end of period	$103,520	$110,809

CEPHEID

RECONCILIATION OF GAAP TO NON-GAAP MEASURES (UNAUDITED)

(in thousands, except per share data)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2012	2011	2012	2011
Cost of product sales	$39,789	$29,644	$110,469	$84,208
Stock compensation expense	(894)	(307)	(2,229)	(1,241)
Amortization of purchased intangible assets	(332)	(347)	(998)	(1,036)

Non-GAAP measure of cost of product sales	$38,563	$28,990	$107,242	$81,931
Gross margin on product sales per GAAP	49%	56%	52%	55%
Gross margin on product sales per Non-GAAP	51%	57%	54%	57%
Operating expenses	$43,913	$37,414	$133,815	$104,764
Stock compensation expense	(5,450)	(4,869)	(15,659)	(13,278)
Amortization of purchased intangible assets	(379)	(107)	(1,076)	(322)

Non-GAAP measure of operating expenses	$38,084	$32,438	$117,080	$91,164
Income (loss) from operations	$(20,778)	$2,059	$(26,382)	$5,208
Stock compensation expense	6,344	5,176	17,888	14,519
Amortization of purchased intangible assets	711	454	2,074	1,358
Litigation settlement	15,110	—	15,110	—

Non-GAAP measure of income from operations	$1,387	$7,689	$8,690	$21,085
Net income (loss)	$(21,296)	$1,922	$(25,687)	$4,276
Stock compensation expense	6,344	5,176	17,888	14,519
Tax benefit related to intercompany IP transaction	—	—	(1,815)	—
Amortization of purchased intangible assets	711	454	2,074	1,358
Litigation settlement	15,110	—	15,110	—

Non-GAAP measure of net income	$869	$7,552	$7,570	$20,153
Basic net income (loss) per share	$(0.32)	$0.03	$(0.39)	$0.07
Stock compensation expense	0.09	0.08	0.28	0.23
Tax benefit related to intercompany IP transaction	—	—	(0.03)	—
Amortization of purchased intangible assets	0.01	0.01	0.03	0.02
Litigation settlement	0.23	—	0.23	—

Non-GAAP measure of net income per share	$0.01	$0.12	$0.12	$0.32
Diluted net income (loss) per share	$(0.32)	$0.03	$(0.39)	$0.06
Stock compensation expense	0.09	0.07	0.27	0.22
Tax benefit related to intercompany IP transaction	—	—	(0.03)	—
Amortization of purchased intangible assets	0.01	0.01	0.03	0.02
Litigation settlement	0.23	—	0.23	—

Non-GAAP measure of net income per share	$0.01	$0.11	$0.11	$0.30
Shares used in computing basic net income (loss) per share	66,145	63,507	65,624	62,271
Shares used in computing diluted net income (loss) per share	66,145	67,417	65,624	66,361
Impact of dilutive securities in periods of GAAP net loss and Non-GAAP net income	3,818	949	4,297	933

Shares used in computing Non-GAAP diluted net income per share	69,963	68,366	69,921	67,294